EXHIBIT 10.2
G1 THERAPEUTICS, INC.
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
Effective as of May 17, 2023
1.    Plan
The Board of Directors (the “Board”) of G1 Therapeutics, Inc. (the “Company”) hereby adopts this G1 Therapeutics, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”).
2.    Effective Date and Plan Year
The Plan is effective May 17, 2023 (the “Effective Date”). The Plan Year shall be from January 1 through December 31 each year. The Initial Plan Year shall be from the Effective Date through December 31, 2023.
3.    Purpose of the Plan
The Plan’s purpose is to enable non-employee directors of the Company (each a “Non-Employee Director”) to elect to defer the receipt of shares that vest in accordance with the terms of Restricted Stock Units (“RSUs”) granted under the G1 Therapeutics, Inc. Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan (the “Equity Plan”) for service as a Non-Employee Director (the “Vested RSUs”).
4.    Participants
Any Non-Employee Director may elect to become a participant (each a “Participant”) under the Plan by filing an election in the form prescribed by the Board.
5.    Compensation Eligible for Deferral
Any Non-Employee Director may elect, in accordance with Section 6 of this Plan, to defer annually the receipt of shares underlying Vested RSUs with respect to RSUs granted in any calendar year for services to the Company as a Non-Employee Director (“Deferred Compensation”). Compensation paid to a member of the Board for business or professional services rendered to the Company in any capacity other than as a Non-Employee Director shall not be treated as Deferred Compensation.
6.    Election Form
Each Non-Employee Director shall be entitled to file with the Plan Administrator (defined below) prior to December 31 of each Plan Year a form prescribed by the Board so as to make an election under the Plan effective for the following Plan Year. Pursuant to such election, a Non-Employee Director may elect to defer receipt of shares underlying Vested RSUs with respect to RSUs granted in the following Plan Year.
Notwithstanding the foregoing, elections with respect to RSUs granted in the Initial Plan Year may be filed by a Non-Employee Director within 30 days of the Effective Date.
A Participant’s election regarding Deferred Compensation shall be irrevocable with respect to Deferred Compensation deferred in any one year. A Non-Employee Director must make a new election with respect to Deferred Compensation prior to the start of each Plan Year. An election with respect to Deferred Compensation in effect for a prior Plan Year will not remain in effect for any subsequent Plan Year.

7.    Participant Deferral Accounts
Participant Deferral Accounts (the “Accounts”) will be established by the Company for each Non-Employee Director electing to defer Vested RSUs as Deferred Compensation. The Accounts shall be credited as of the last day of the calendar month with Deferred Compensation in the amount of Company’s common stock (“Shares”) resulting from the vesting of a granted RSU subject to a properly executed deferral election. The Shares for purposes of the Plan shall be treasury shares of the Company otherwise reserved for issuance under the Equity Plan.
In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Plan Administrator shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Shares then held in Accounts, such adjustments shall be made by the Plan Administrator and shall be conclusive and binding for all purposes of the Plan.
8.    Settlement of Participant Deferral Accounts
A Participant shall receive distribution of their Accounts within thirty (30) days of “Separation from Service” (within the meaning of Section 409A of the Internal Revenue Code (the “Code”)) as a Non-Employee Director for any reason.
Notwithstanding the above, the Deferred Compensation will be settled through distribution of Shares in a lump sum on the earlier to occur of (i) a date within sixty (60) days following a Participant’s death or disability (defined in accordance with Section 409A of the Code) and (ii) immediately prior to a “Change of Control.” For purposes of this Plan, a Change of Control means (i) the Company’s merger or consolidation with or into another entity such that the stockholders of the Company prior to such transaction do not or are not expected to own a majority of the voting stock of the surviving entity (or the ultimate parent of such entity), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) the sale or other disposition of greater than fifty percent (50%) of the then-outstanding voting stock of the Company by the holders thereof to one or more persons or entities who are not then stockholders of the Company, provided, that such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

All shares of Company stock distributed pursuant to this Plan which are not registered with the Securities and Exchange Commission shall bear an appropriate restrictive legend as shall be determined by the Company’s securities counsel.
9.    Distributions to a Specified Employee
If the Plan Administrator (defined below) considers a Participant to be one of the Company’s Specified Employees, distribution of the Shares shall not be made until the earlier of (i) six months following the Participant’s Separation from Service, as defined under Code section 409A, or (ii) the date of the Participant’s death. “Specified Employee” shall mean a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise.
10.    Beneficiary
The Participant shall have the right, at any time, to designate any person or persons as beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant’s death. The beneficiary designation shall be effective when it is submitted to and acknowledged by the Plan Administrator during the Participant’s lifetime in the format prescribed by the Plan Administrator. If the Participant fails to designate a beneficiary as provided above, or if every person designated as beneficiary predeceases the Participant or dies prior to complete distribution of the Participant’s benefits, then the Plan Administrator shall direct the distribution of such benefits to the Participant’s estate.
11.    Participant’s Rights Unsecured

The Plan is intended to constitute an unfunded obligation of the Company, and the Participant shall rely solely on the unsecured promise of the Company for payment hereunder. Nothing contained in the Plan shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company. The Company may authorize the creation of a trust or other arrangements to meet the Company’s obligations under the Plan, which trusts or other arrangements shall be consistent with the unfunded status of the Plan. The Deferred Compensation may not be assigned, transferred, encumbered, or otherwise disposed of by the Participant until the same shall be distributed to such Participant.
12.    Plan Administrator
The Plan Administrator shall be the Compensation Committee of the Board. The Plan Administrator shall have the sole power and discretion to interpret the Plan (including ambiguous provisions thereof), determine benefits which are payable to Participants, make all final decisions with respect to the rights of Participants hereunder and, to the extent necessary to perform the foregoing powers, make determinations of fact. The Plan Administrator shall at least annually provide each Participant with a statement of his or her account.
13.    Amendments to the Plan
    The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of rights to which they would have been entitled if the Plan had been terminated on the effective date of such amendment.
14.    Termination of Plan
The Board may terminate the Plan at any time. If not so terminated, the Plan will automatically terminate on June 30, 2033. Upon termination of the Plan, distributions in respect of units in Accounts as of the date of termination shall be made in the manner and at the time heretofore prescribed or, alternatively, the Board may provide the Participant or beneficiaries with benefits under a substitute plan which shall not be less than the benefits which would have been distributed in a full and complete distribution of all credits in Accounts as of the date of Plan termination; provided, however, that the terms of such substitute plan are in compliance with Section 409A of the Code and the substitution of benefits does not result in an acceleration of the inclusion in income of any benefits under the Plan.
15.    Expenses
All costs of administration of the Plan will be paid by the Company.
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